EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Intrexon Corporation of our report dated May 10, 2013, except for the reverse stock split described in Note 16 as to which the date is July 26, 2013, relating to the financial statements of Intrexon Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

July 26, 2013